UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CBRRF	OTCQB
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBGGF	OTCID
Warrants to purchase Class A Ordinary Shares	CBRGF	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2026, the Chain Bridge I (the “Company”) entered into Amendment No. 1 (the “Amendment No. 1”) to the unsecured, non-interest bearing promissory note in the aggregate amount of $1,250,000 (the “Senior Note”), originally issued on September 30, 2025, held by C/M Capital Master Fund LP (the “Existing Lender”). Pursuant to Amendment No. 1, among other things, (i) the maturity date of the Senior Note was extended from June 30, 2026 to November 15, 2026 and (ii) the event of default for failure to establish and authorize a certificate of designation for a new series of preferred shares of the Company on or before November 15, 2025 was removed.

The foregoing description of the Existing Note and the Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No.1, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2026, the Company issued certain unsecured, non-interest bearing promissory notes (the “Notes”) to certain investors (the “Lenders”) in the aggregate principal amount of $312,500, for an aggregate purchase price of $250,000.

The Notes are due and payable in full on November 15, 2026 (the “Maturity Date”). The Notes may be prepaid at any time without penalty. All payments due under the Notes rank junior to Permitted Senior Indebtedness (as defined in the Notes), pari passu to Permitted Indebtedness (as defined in the Notes) and senior to all other indebtedness of the Company and its subsidiaries. The proceeds from the Notes will be used to pay for certain fees and expenses incurred in connection with the Company’s initial business combination and for other general corporate purposes.

The Notes include customary representations, warranties, covenants and events of default (each, an “Event of Default”), including, among others, (i) certain events of bankruptcy, insolvency or reorganization and (ii) breach of certain representations, warranties, covenants or other terms of the Notes that remains uncured for five (5) business days. The Lenders have the right to exchange all or any portion of the Notes for a new series of preferred shares of the Company on terms mutually agreed upon by the Company and the Lenders.

The foregoing description of the Notes is not complete and is qualified in its entirety by reference to the full text of the Notes, the form of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Amendment No. 1 to Senior Note, dated as of May 28, 2026.
4.2	Form of Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2026

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer

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